Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

For more information, contact:

Roger Metz, Vice President

(303) 804-4082

E-mail: roger_metz@csgsystems.com

CSG SYSTEMS INTERNATIONAL, INC. REPORTS

SECOND QUARTER 2007 RESULTS

CSG Meets Expectations: Revenues of $99.5 million;

Income From Continuing Operations of $0.37 per share.

ENGLEWOOD, COLO. (July 24, 2007) — CSG Systems International, Inc. (Nasdaq: CSGS), a leading provider of customer care and billing solutions, today reported results for the quarter ended June 30, 2007.

Second Quarter 2007 Highlights:

•

Results from continuing operations were as follows: total revenues were $99.5 million; operating income was $21.2 million; and income from continuing operations was $15.6 million, or $0.37 per diluted share. Both revenues and earnings per diluted share for the quarter were within the range of CSG’s financial guidance.

•

Cash flows from operations for the quarter were $24.5 million, which came in below CSG’s expectations of $29-31 million for the quarter, primarily due to unexpected changes in certain operating assets and liabilities at quarter end.

•	For the quarter, CSG repurchased 1.8 million shares of its common stock for $47.5 million (weighted-average price of $26.30 per share) under its stock repurchase program.

•	On July 9, 2007, CSG closed on its acquisition of ComTec, Inc., a provider of print and electronic statement processing services headquartered in Fairfield, New Jersey.

•

During the quarter, CSG completed the last significant migration of cable subscribers to its Advanced Convergent Platform, or ACP. As a result, nearly 100% of CSG’s cable clients are enjoying the rich benefits of this solution, designed to help manage bundled portfolios of services.

“Our second quarter’s financial performance is reflective of the strong acceptance of CSG’s solutions,” Ed Nafus, chief executive officer and president of CSG Systems International, Inc., said. “Our clients continue to turn to us as a trusted and valued partner as they aim to strengthen customer relationships and roll out new products in this very competitive and ever-changing marketplace. Looking ahead, we remain very committed to delivering innovative solutions to ensure our clients have the tools they need to make every interaction with their customers both meaningful and efficient, driving value through customer satisfaction and cost savings as they expand their businesses.”

-more-

CSG Systems International, Inc.

July 24, 2007

Summary GAAP Results of Operations Information (unaudited)

(in thousands, except per share amounts and percentages):

	Three Months Ended June 30,			Six Months Ended June 30,
	2007	2006	Percent Change	2007	2006	Percent Change
Continuing operations:
Total revenues	$99,504	$95,053	5%	$198,248	$188,013	5%
Operating income	21,161	21,792	(3)%	41,615	43,993	(5)%
Income from continuing operations	15,622	15,605	NC	31,397	31,071	1%
Discontinued operations, net of tax	—	—	—	269	—	NM
Net income	15,622	15,605	NC	31,666	31,071	2%
Diluted earnings per share:
Income from continuing operations	$0.37	$0.33	12%	$0.72	$0.66	9%
Discontinued operations, net of tax	—	—	—	0.01	—	NM

Net income	$0.37	$0.33	12%	$0.73	$0.66	11%

Second Quarter 2007 Results From Continuing Operations

Total revenues for the second quarter of 2007 were $99.5 million, which were within the range of CSG’s financial guidance for the quarter. Second quarter revenues represent an increase of five percent when compared to $95.0 million for the same period in 2006, and an increase of one percent when compared to $98.7 million for the first quarter of 2007. The components of total revenues were as follows: (i) processing revenues for the second quarter of 2007 were $90.3 million, an increase of three percent when compared to $87.7 million for the same period last year, and an increase of one percent when compared to $89.6 million for the first quarter of 2007; and (ii) software, maintenance and services revenues were $9.2 million for the current quarter, a 25 percent increase when compared to $7.3 million for the same period last year, and a one percent increase when compared to $9.1 million for the first quarter of 2007.

Income from continuing operations presented in accordance with generally accepted accounting principles (“GAAP”) for the second quarter of 2007 was $15.6 million, or $0.37 per diluted share, compared to $15.6 million, or $0.33 per diluted share, for the same period last year, and $15.8 million, or $0.35 per diluted share, for the first quarter of 2007.

Total customer accounts processed on CSG's systems as of June 30, 2007 were 45.1 million, as compared to 45.4 million customer accounts processed as of March 31, 2007. To date, nearly 100% of CSG’s cable customer accounts have migrated to CSG’s Advanced Convergent Platform, or ACP.

CSG Systems International, Inc.

July 24, 2007

Supplemental Data

The following information is provided to assist readers in further evaluating CSG’s performance (in thousands, except per share amounts):

	Three Months Ended June 30, 2007		Three Months Ended June 30, 2006
	Amount (1)	Per Diluted Share Impact (2)	Amount (1)	Per Diluted Share Impact (2)
Certain key operating income items:
Restructuring charges	$472	$0.01	$1,141	$0.02
Certain non-cash expenses:
Depreciation	$3,038	$0.05	$2,699	$0.04
Amortization of intangible assets	4,285	0.06	3,796	0.05
Stock-based employee compensation	2,877	0.04	3,195	0.04

Total	$10,200	$0.15	$9,690	$0.13

	Six Months Ended June 30, 2007		Six Months Ended June 30, 2006
	Amount (1)	Per Diluted Share Impact (2)	Amount (1)	Per Diluted Share Impact (2)
Certain key operating income items:
Restructuring charges	$578	$0.01	$2,290	$0.03
Certain non-cash expenses:
Depreciation	$5,906	$0.09	$5,051	$0.07
Amortization of intangible assets	8,524	0.13	7,531	0.10
Stock-based employee compensation	4,852	0.07	6,029	0.08

Total	$19,282	$0.29	$18,611	$0.25

(1)	These items (on a pretax basis) are calculated in accordance with GAAP, and are reflected as part of continuing operations in the accompanying Unaudited Condensed Consolidated Statements of Income.
(2)	This represents the after tax impact to income from continuing operations on a per diluted share basis using CSG’s effective income tax rates from continuing operations of approximately 36% for the three and six months ended June 30, 2007 and 38% for the three and six months ended June 30, 2006.

ComTec Acquisition

On July 9, 2007, CSG closed on its acquisition of ComTec, Inc., a provider of print and electronic statement processing services headquartered in Fairfield, New Jersey, for approximately $23.5 million in cash. In addition, the merger agreement provides for contingent payments of up to $2.5 million over the next 12 months upon the achievement of certain predetermined operating criteria. CSG acquired ComTec to maximize its customer interaction for clients by expanding its statement processing footprint and capabilities through the addition of enhanced statement production and electronic statement presentation hardware and software technologies, as well as additional plant capacities. In addition, the acquisition increases CSG’s presence in its core video market, as well as in new industry verticals such as telecommunications, home security, healthcare, financial services, and utilities.

CSG Systems International, Inc.

July 24, 2007

Financial Condition and Cash Flows

Certain key balance sheet items as of the end of the indicated periods are as follows (in thousands):

	June 30, 2007	March 31, 2007	December 31, 2006
Cash, cash equivalents, and short-term investments (3)	$338,478	$367,586	$415,490
Net trade accounts receivable	102,635	103,100	110,020

Certain key operating cash flow items for the indicated quarters then ended are as follows (in thousands):

	June 30, 2007	March 31, 2007	December 31, 2006
Cash Flows from Operating Activities:
Operations	$28,217	$27,199	$29,549
Changes in operating assets and liabilities (4)	(3,719)	8,464	(680)

Net cash provided by operating activities	$24,498	$35,663	$28,869

(3)	The sequential quarterly decrease of approximately $29 million between March 31, 2007 and June 30, 2007 is primarily due to stock repurchases made during the quarter, offset by cash generated from operations.
(4)	The first quarter of 2007 changes in operating assets and liabilities was positively impacted by favorable changes in working capital items during the quarter, primarily related to the reduction in the trade accounts receivable balance.

Stock Repurchase Program

During the second quarter of 2007, CSG repurchased 1.8 million shares of its common stock for $47.5 million (a weighted-average price of $26.30 per share) under its stock repurchase program. Through June 30, 2007, CSG has purchased 6.4 million shares for a total of $165.3 million (a weighted-average price of $25.89 per share) towards its planned $350 million stock repurchases announced in August 2006.

Third Quarter 2007 and Full Year 2007 Financial Guidance

A summary of CSG’s financial guidance for continuing operations for the third quarter and full year 2007 is as follows (in millions, except for per share amounts and percentages). These expected results include the estimated GAAP impact of the acquired ComTec business, which closed on July 9, 2007 including estimates for certain acquisition-related expenses such as amortization of the acquired intangible assets, and planned integration efforts. The actual impact of the ComTec business may vary from our current expectations as we complete the purchase accounting and work through our integration efforts during the remainder of the year.

	Third Quarter	Full Year
Revenues	$105 - $107	$412 - $416

Operating Margins	20% - 21%	20% - 21%

Effective Income Tax Rate	36% - 37%	36% - 37%

Earnings per Diluted Share	$0.36 - $0.38	$1.46 - $1.50

Cash Flow from Operations	$30 - $32	$121 – $125

CSG Systems International, Inc.

July 24, 2007

There are certain non-cash items included in CSG’s third quarter and full year 2007 income from continuing operations per diluted share guidance noted above. The following table outlines the expected impact of these items, and is provided to assist readers in further evaluating CSG’s expected financial performance for these periods (in thousands, except per share amounts):

	Third Quarter - 2007	Full Year – 2007
Certain non-cash expenses (5):
Depreciation	$3,300	$12,700
Amortization of intangible assets	5,000	18,500
Stock-based employee compensation	3,400	11,500

Total	$11,700	$42,700

Per diluted share impact (6)	$0.18	$0.66

(5)	These items (on a pretax basis) are calculated in accordance with GAAP and take into account estimates related to the ComTec acquisition.
(6)	This represents the after tax impact to income from continuing operations on a per diluted share basis using CSG’s estimated effective income tax rates from continuing operations as noted above.

Conference Call

CSG will host a one-hour conference call on Tuesday, July 24, at 5 p.m. EDT, to discuss CSG's second quarter results. The call will be carried live and archived on the Internet. A link to the conference call is available at www.csgsystems.com.

Additional Information

For additional information about CSG, please visit CSG’s web site at www.csgsystems.com. Additional information can be found in the Investor Relations section of the web site.

About CSG Systems International

Headquartered in Englewood, Colorado, CSG Systems International (Nasdaq: CSGS) is a leading provider of outsourced billing, customer care and print and mail solutions and services supporting the North American cable and direct broadcast satellite markets. CSG’s solutions support some of the world’s largest and most innovative providers of bundled multi-channel video, Internet, voice and IP-based services. CSG’s unique combination of solutions, services and expertise ensure that cable and satellite operators can continue to rapidly launch new service offerings, improve operational efficiencies and deliver a high-quality customer experience in a competitive and ever-changing marketplace. CSG is a S&P Midcap 400 company. For more information, visit our website at www.csgsystems.com.

Safe-Harbor Statement

This news release contains forward-looking statements as defined under the Securities Act of 1933, as amended, that are based on assumptions about a number of important factors and involve risks and uncertainties that could cause actual results to differ materially from what appears in this news release. These factors include, but are not limited to: 1) CSG's ability to continue to perform satisfactorily and maintain good customer relations with its four largest clients, Comcast Corporation, Echostar Communications, Time Warner, Inc., and Charter Communications, which combined make up approximately 70% of CSG’s revenues; 2) the continued acceptance of CSG’s Advanced Convergent Platform and its related products and services; 3) CSG's ability to enhance current products and develop new technology that will retain existing clients and capture new market share; 4) significant forays into new markets, which may prove costly and unprofitable; 5) the degree to which CSG's expectations of market penetration and consumer acceptance of advanced IP services prove true – and even if realized, CSG’s ability to meet the billing and customer care needs of those markets; 6) client consolidation, which has decreased the number of potential buyers for many of CSG's products and services; 7) CSG's ability to renew contracts and sell additional products and services to existing and new clients; 8) CSG's ability to successfully deliver on lengthy and/or complex implementation projects, which by their nature, carry much more risk; and 9) CSG’s ability to successfully integrate and manage acquired businesses or assets in order to achieve the expected strategic, operating and

CSG Systems International, Inc.

July 24, 2007

financial goals established for such acquisitions. This list is not exhaustive and readers are encouraged to review the additional risks and important factors described in CSG's reports on Forms 10-K and 10-Q and other filings made with the SEC.

FINANCIALS TO FOLLOW

CSG Systems International, Inc.

July 24, 2007

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS-UNAUDITED

(in thousands, except share and per share amounts)

	June 30, 2007	December 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$179,378	$240,687
Short-term investments	159,100	174,803

Total cash, cash equivalents and short-term investments	338,478	415,490
Trade accounts receivable-
Billed, net of allowance of $1,619 and $1,143	102,635	110,020
Unbilled and other	5,637	5,555
Deferred income taxes	9,166	8,927
Other current assets	5,700	5,636

Total current assets	461,616	545,628
Property and equipment, net of depreciation of $67,017 and $66,656	26,198	23,680
Software, net of amortization of $33,615 and $32,989	7,099	7,725
Goodwill	14,150	14,228
Client contracts, net of amortization of $90,384 and $82,486	33,993	36,024
Deferred income taxes	12,882	19,617
Other assets	6,010	6,594

Total assets	$561,948	$653,496

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Client deposits	$23,378	$23,645
Trade accounts payable	16,928	15,509
Accrued employee compensation	13,020	20,962
Deferred revenue	17,625	17,586
Income taxes payable	314	3,651
Other current liabilities	9,945	10,158

Total current liabilities	81,210	91,511

Non-current liabilities:
Long-term debt	230,000	230,000
Deferred revenue	9,650	8,632
Income taxes payable	4,243	—
Other non-current liabilities	4,932	5,619

Total non-current liabilities	248,825	244,251

Total liabilities	330,035	335,762

Stockholders’ equity:
Preferred stock, par value $.01 per share; 10,000,000 shares authorized; zero shares issued and outstanding	—	—
Common stock, par value $.01 per share; 100,000,000 shares authorized; 42,546,022 shares and 46,831,643 shares outstanding	621	616
Additional paid-in capital	344,448	340,564
Treasury stock, at cost, 19,582,708 shares and 14,776,238 shares	(483,116)	(360,259)
Accumulated other comprehensive income (loss):
Unrealized gain on short-term investments, net of tax	9	25
Unrecognized pension plan losses and prior service costs, net of tax	(852)	(852)
Accumulated earnings	370,803	337,640

Total stockholders’ equity	231,913	317,734

Total liabilities and stockholders’ equity	$561,948	$653,496

CSG Systems International, Inc.

July 24, 2007

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME-UNAUDITED

(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30, 2007	June 30, 2006	June 30, 2007	June 30, 2006
Revenues:
Processing and related services	$90,313	$87,715	$179,922	$174,136
Software, maintenance and services	9,191	7,338	18,326	13,877

Total revenues	99,504	95,053	198,248	188,013

Cost of revenues:
Processing and related services	43,339	41,686	87,964	84,590
Software, maintenance and services	6,648	5,210	12,599	9,726

Total cost of revenues	49,987	46,896	100,563	94,316

Gross margin (exclusive of depreciation)	49,517	48,157	97,685	93,697

Operating expenses:
Research and development	14,127	10,874	27,839	20,775
Selling, general and administrative	10,719	11,651	21,747	21,588
Depreciation	3,038	2,699	5,906	5,051
Restructuring charges	472	1,141	578	2,290

Total operating expenses	28,356	26,365	56,070	49,704

Operating income	21,161	21,792	41,615	43,993

Other income (expense):
Interest expense	(1,895)	(1,903)	(3,681)	(3,788)
Interest and investment income, net	5,071	5,277	10,610	9,947
Other, net	73	3	135	(52)

Total other	3,249	3,377	7,064	6,107

Income from continuing operations before income taxes	24,410	25,169	48,679	50,100
Income tax provision	(8,788)	(9,564)	(17,282)	(19,029)

Income from continuing operations	15,622	15,605	31,397	31,071

Discontinued operations:
Income from discontinued operations	—	—	—	—
Income tax benefit	—	—	269	—

Discontinued operations, net of tax	—	—	269	—

Net income	$15,622	$15,605	$31,666	$31,071

Basic earnings per common share:
Income from continuing operations	$0.37	$0.34	$0.72	$0.67
Discontinued operations, net of tax	—	—	0.01	—

Net income	$0.37	$0.34	$0.73	$0.67

Diluted earnings per common share:
Income from continuing operations	$0.37	$0.33	$0.72	$0.66
Discontinued operations, net of tax	—	—	0.01	—

Net income	$0.37	$0.33	$0.73	$0.66

Weighted-average shares outstanding:
Basic	41,928	46,527	43,156	46,714
Diluted	42,312	47,121	43,514	47,265

CSG Systems International, Inc.

July 24, 2007

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS-UNAUDITED

(in thousands)

	Six Months Ended
	June 30, 2007	June 30, 2006
Cash flows from operating activities:
Net income	$31,666	$31,071
Adjustments to reconcile net income to net cash provided by operating activities -
Depreciation	5,906	5,051
Amortization	9,115	8,126
Restructuring charge for abandonment of facilities	308	401
Gain on short-term investments	(2,355)	(209)
Deferred income taxes	6,574	5,849
Excess tax benefits from stock-based compensation awards	(650)	(1,088)
Stock-based employee compensation	4,852	6,029
Changes in operating assets and liabilities:
Trade accounts and other receivables, net	7,303	11,081
Other current and non-current assets	(70)	(2,699)
Income taxes payable/receivable	3,053	11,666
Trade accounts payable and accrued liabilities	(6,598)	(17,164)
Deferred revenue	1,057	2,615

Net cash provided by operating activities	60,161	60,729

Cash flows from investing activities:
Net payments from the disposition of discontinued operations	—	(436)
Purchases of property and equipment	(8,424)	(3,525)
Proceeds from sale of aircraft held for sale	—	7,376
Purchases of short-term investments	(139,258)	(97,695)
Proceeds from sale/maturity of short-term investments	157,300	73,700
Acquisition of business, net of cash acquired	(1,400)	(20,777)
Acquisition of and investments in client contracts	(5,868)	(3,002)

Net cash provided by (used in) investing activities	2,350	(44,359)

Cash flows from financing activities:
Proceeds from issuance of common stock	1,435	3,154
Repurchase of common stock	(125,905)	(22,287)
Payments on acquired equipment financing	—	(481)
Excess tax benefits from stock-based compensation awards	650	1,088

Net cash used in financing activities	(123,820)	(18,526)

Net decrease in cash and cash equivalents	(61,309)	(2,156)
Cash and cash equivalents, beginning of period	240,687	346,113

Cash and cash equivalents, end of period	$179,378	$343,957

Supplemental disclosures of cash flow information:
Net cash paid during the period for -
Interest	$2,970	$3,067
Income taxes	7,244	1,518